Exhibit 10(ii)(B)5
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT WITH RESPECT TO THE OMITTED PORTIONS. OMITTED PORTIONS ARE INDICATED BY [***].

TRANSITION AGREEMENT #HO32050323
THIS AGREEMENT made as of the last date signed,
BETWEEN:
               CELESTICA CORPORATION,
               a Delaware corporation,
               (hereinafter referred to as “Celestica”),
- and -
               LUCENT TECHNOLOGIES INC.,
               a Delaware corporation,
               (hereinafter referred to as “Lucent”),
          WHEREAS Celestica and Lucent (the “Parties”) wish to set forth their respective rights and obligations in connection with the transition relating to the implementation of the Mobility Supply Agreement;
          NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE 1
INTERPRETATION
1.1 Defined Terms
          In this Agreement, unless the context otherwise requires, the following terms shall have the meanings ascribed thereto below:
          “Agreement” means this transition agreement, as the same may be amended, modified or supplemented;
          “Mobility Products” means the products to be supplied by Celestica to Lucent under the Mobility Supply Agreement;
          “Mobility Supply Agreement” means the external manufacturing services supply agreement dated as of the date hereof between the Parties, bearing reference number WR71050115, as the same may be amended, modified or supplemented from time to time; and
          “Parties” has the meaning set out in the preamble to this Agreement.

1.2    Headings
          The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. Unless otherwise specified, all references in this Agreement to any Section or Schedule are to the corresponding Section or Schedule of this Agreement unless otherwise specified. Unless the context otherwise requires, words such as “herein”, “hereinafter”, “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear.
ARTICLE 2
IMPLEMENTATION FOR MOBILITY PRODUCTS
2.1    Implementation Costs
[ *** ]
2.2    Transition Plan
          The Parties shall use commercially reasonable efforts to work together during the period (the “Initial Transition Period”) (such period to be defined by the Parties) to facilitate the implementation of manufacturing services to be provided by Celestica under the Mobility Supply Agreement. Celestica, in consultation with Lucent and at no additional charge or expense to Lucent, will develop a transition plan (the “Initial Transition Plan”) for such implementation in each of the sites where such implementation is expected to occur. Celestica will provide a draft of the Initial Transition Plan to Lucent for review and approval as soon as practicable and as agreed by the Parties following the date hereof. Celestica will incorporate any reasonable comments or suggestions made by Lucent into the draft Initial Transition Plan and will deliver a final version to Lucent as soon as reasonably practicable thereafter for its review and final approval. Celestica may subsequently amend the Initial Transition Plan at any time and from time to time before or during the Initial Transition Period to reflect any necessary or desirable changes, provided that any material changes will be provided to Lucent for review and approval.
ARTICLE 3
GOVERNANCE AND HUMAN RESOURCES
3.1    Appointment
          Celestica shall designate a Senior Operations Executive to oversee the implementation and ongoing operation of this Agreement and the Mobility Supply Agreement and to resolve issues that may arise from time to time between the Parties.
3.2    Governance
          Within a reasonable amount of time following the execution of this Agreement, Celestica shall propose, for Lucent review and approval, a governance model for managing the relationship between the Parties (including accountability metrics to be met by the Senior Operations Executive for each of the Parties).

***	Portions of this page have been omitted pursuant to a Request for Confidential Treatment filed separately with the Securities and Exchange Commission.

3.3    Review of Supply Chain Support Structure
          (a) The Parties will jointly analyze the existing supply chain support structure across both companies to optimize the required number of resources and to reduce Lucent’s overall infrastructure costs. The Parties agree that within a reasonable time following the execution of this Agreement, they will each designate an appropriate number of representatives to jointly review the supply chain support structure for the provision of such services, including, without limitation, with respect to design, manufacturing, repair, logistics, post-sales support, material management, purchasing, shipping, commodity management, test engineering, component and supply base engineering, quality and life cycle management.
[ *** ]
ARTICLE 4
MISCELLANEOUS
4.1    Notices
          All notices or other communications required or provided for hereunder shall be in writing and shall be delivered, transmitted by facsimile or similar means of electronic communication or sent by registered mail, charges prepaid, addressed as described in Article 26 of the Mobility Supply Agreement.
Either Party may change its address from time to time for purposes of this paragraph by giving notice to the other in accordance with the foregoing. Any such notice or communication shall be deemed to have been given and received when faxed or delivered (if sent during regular business hours on any business day or, if not, on the next following business day) or on the day it is actually received if sent by mail.
4.2    Waivers
          A waiver by any Party of any default of any provision of this Agreement shall not be deemed a waiver by such Party of any subsequent or other default, nor shall it prejudice such Party’s rights or remedies hereunder or at law.
4.3    Severability
          If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision hereof is hereby declared to be separate, severable and distinct.
4.4    Consultation
          The Parties shall consult with each other before issuing any press release or making any other public announcement with respect to this Agreement or the transactions contemplated hereby and, except as required by any applicable law or regulatory requirement, neither of them shall issue any such press release or make any such public announcement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, provided, however, that the foregoing shall not preclude communications or disclosures or filings (including the filing with securities regulatory authorities of a copy of this Agreement) necessary to comply with accounting, stock exchange or applicable securities law disclosure obligations.

***	Portions of this page have been omitted pursuant to a Request for Confidential Treatment filed separately with the Securities and Exchange Commission.

4.5    Further Assurances
          Each Party shall, and hereby agrees to, acknowledge and deliver or cause to be done, executed, acknowledged and delivered such further acts, deeds, mortgages, transfers and assurances as are reasonably required for the purpose of accomplishing and effecting the intention of this Agreement.
4.6    Assignment
          This Agreement shall be binding on and enforceable by the Parties and their respective successors and permitted assigns. Neither Party may assign any of its rights or obligations hereunder without the prior written consent of the other.
4.7    Governing Law
          This Agreement shall be construed, interpreted and enforced in accordance with, and the Parties’ respective rights and obligations shall be governed by, the laws of the State of New York without regard to its choice of law provisions, and the Parties irrevocably and unconditionally submit to the non-exclusive jurisdiction of the courts of New York and all courts competent to hear appeals therefrom.
4.8    Entire Agreement
          The agreement of the Parties, which is comprised of this Agreement, the Schedules hereto and the Mobility Supply Agreement, sets forth the entire agreement and understanding between the Parties and, except as otherwise provided, supersedes any prior agreement or understanding, written or oral, relating to the subject matter of this Agreement. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the Parties.
4.9    Execution in Counterparts
          This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.
          IN WITNESS WHEREOF the Parties have executed and delivered this Agreement on the date first written above.

CELESTICA CORPORATION
by	/s/ S. Delaney
Name: S. Delaney
Title: CEO Date:
Date: September 30, 2005

LUCENT TECHNOLOGIES INC.
by	/s/ Jose A. Mejia
Name: Jose A. Mejia
Title: President, Supply Chain Networks Date:
Date: September 22, 2005